Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
John P. Van Vlack
Executive Vice President, Chief Financial Officer &
Chief Accounting Officer
T: (561) 682-7721
E: John.VanVlack@Ocwen.com

Ocwen reports

EPS of $0.71 for 2011 up 97% over 2010,

Net Income of $78.3 Million for 2011 up 106% over 2010,

Cash Flow from Operations of $982 Million for 2011

Atlanta, GA – (February 23, 2012) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported Net income of $9.7 million, or $0.08 per share, for the fourth quarter of 2011. This compares with Net income of $9.9 million, or $0.09 per share, for the fourth quarter of 2010. In the fourth quarter of 2011, Ocwen incurred $31.3 million of transaction-related expenses, largely associated with the Litton Loan Servicing LP (“Litton”) acquisition, and $3.6 million of losses on foreign exchange forward contracts. Adjusting for these resulted in normalized pre-tax earnings for the quarter of $53.4 million, a 57%increase over the normalized results in the fourth quarter of 2010. Revenue for the fourth quarter was $156.6 million, 38% higher than the fourth quarter of 2010.

For the full year 2011, Net income was $78.3 million or $0.71 per share versus full year 2010 Net income of $38.0 million or $0.36 per share. Full year Revenue in 2011 was $495.9 million up 38% from 2010. Normalized pre-tax earnings for 2011 increased by 54% over 2010 to $188.8 million.

Fourth quarter business performance highlights:

•	Completed the transfer of the remaining loans on the Litton platform to the Ocwen platform on November 1, 2011.
•	Entered into acquisition agreements that will add approximately $31 billion of unpaid principal balance (UPB) to Ocwen’s servicing portfolio and converted approximately $11 billion from subservicing to owned servicing in early 2012.
•	Completed a follow on public offering of 28,750,000 shares of common stock on November 9, 2011 resulting in net proceeds of $354.4 million. These funds were raised to support pending and potential future servicing acquisitions.
•	Secured an additional $200 million borrowing commitment on the Senior Secured Term Loan which is expected to result in proceeds of $194 million to support pending servicing acquisitions.
•	Reduced delinquencies from 28.7% on September 30, 2011 to 27.9% on December 31, 2011.
•	Completed 18,663 loan modifications. HAMP modifications accounted for 16% of completed modifications.
•	Increased loan modification offers in the fourth quarter of 2011 by 23% over the third quarter of 2011 to a total of 21,566.
•	Generated Cash flow from operations of $178.5 million.

1

Ocwen Financial Corporation

Fourth Quarter 2011 Results

February 23, 2012

Full-year 2011 Business performance highlights:

•	December 31, 2011 servicing portfolio UPB was $102.2 billion, an increase of 38% over year-end 2010.
•	Completed 76,205 loan modifications.
•	Generated $982 million in Cash flow from operations.

On February 10, 2012, Ocwen entered into an agreement to sell to Home Loan Servicing Solutions (HLSS) the right to receive the servicing fees relating to approximately $16 billion of UPB. In addition, HLSS will take over ownership and responsibility for the associated servicing advances and match funded liabilities. Ocwen will continue to service the loans receiving a subservicing fee and ancillary income. The sale is expected to close when HLSS completes its initial public offering. As valued on December 31, 2011, Ocwen expects to receive approximately $181 million in cash from the transaction; 25% of the proceeds will be used to pay-down the Senior Secured Term Loan as required by the terms of the loan. The remaining cash will be available for future acquisitions, debt repayment or other corporate purposes under the terms of the Senior Secured Term Loan.

“The Litton acquisition continues to meet or exceed our expectations,” said Ron Faris, President and CEO. “The integration was completed on November 1st as planned. Particularly gratifying has been our solid delinquency management performance to-date on the Litton loans, and we should see further progress in coming months as our modification programs take hold. On our overall portfolio, we were able to reduce non-performing loans from 28.7% in the third quarter to 27.9% in the fourth quarter. Ocwen’s success in scaling-up its operations and maintaining strong servicing results is attributable to the experience of our team and Ocwen’s industry-leading technology. The sturdy performance of the Litton acquisition makes us even more confident that we will achieve a seamless integration of the pending portfolio acquisitions into our platform. In anticipation of these pending deals, we have ramped up our operations accordingly which dampened actual and normalized earnings in the fourth quarter and will similarly impact results in the first quarter of 2012.”

Mr. Faris added, “We completed 18,663 modifications in the fourth quarter, which is an increase of more than 18.5% over the prior quarter. Moreover, we saw a substantial rise in modification offers in the fourth quarter indicating continued modification growth and reduced delinquency levels in the first quarter of this year. For all of 2011, Ocwen completed 76,205 modifications. We remain committed to reducing losses on the loans we service and helping homeowners stay in their homes through sensible loan modifications.”

Chairman William Erbey stated “The imminent execution of an asset sale to HLSS is an important milestone in our strategy to make Ocwen into an ‘equity-light’ fee-for-services business. In the near-term, HLSS should provide us additional capital for growth, without dilution to existing shareholders, and make Ocwen more competitive on transactions. Over time, we would hope to move most of Ocwen’s MSRs and advances to HLSS. The impact of this should be higher returns on equity than we could achieve by keeping the assets on Ocwen’s balance sheet.”

Mr. Erbey further commented that, “The servicing industry as a whole continues to be in the news with the recent federal and state settlement with major banks. We believe that the changes in the industry remain positive for Ocwen’s growth and provide useful clarity around servicing standards. Our sales pipeline remains robust and our competitive position very strong.”

The fourth quarter of 2010 had a total of $18.8 million of normalizing items, including $17.5 million of transaction expenses related to the HomEq acquisition that should be considered when comparing with 2011 results. For more detail on normalizing items as well as prior earnings releases and SEC filings please refer to the “Shareholder Relations” section of our website at www.ocwen.com.

2

Ocwen Financial Corporation

Fourth Quarter 2011 Results

February 23, 2012

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, Houston, Texas, McDonough, Georgia and Washington, DC and support operations in India and Uruguay. Utilizing advanced technology and world-class training and processes, we provide solutions that help homeowners and make our clients’ loans worth more. Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and its annual report on Form 10-K for the year ended December 31, 2011 to be filed on or before February 29,2012. The forward-looking statements speak only as of the date they are made and should not be relied upon. Ocwen undertakes no obligation to update or revise the forward-looking statements.

This news release contains references to “normalized” results, which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

3

Ocwen Financial Corporation

Fourth Quarter 2011 Results

February 23, 2012

Residential Servicing Statistics (Dollars in thousands)

	At or for the three months ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Total unpaid principal balance of loans and REO serviced	$102,199,222	$106,126,168	$70,830,567	$70,542,961	$73,886,391
Non-performing loans and REO serviced as a % of total UPB (1)	27.9%	28.7%	24.2%	24.7%	27.3%
Prepayment speed (average CPR)	14.1%	15.2%	14.3%	13.9%	12.6%

(1)	Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)

	Three months		Twelve months
For the periods ended December 31,	2011	2010	2011	2010
Servicing
Revenue	$155,646	$113,216	$494,871	$359,798
Operating expenses	86,539	59,069	231,238	200,108
Income from operations	69,107	54,147	263,633	159,690
Other expense, net	(43,646)	(35,313)	(127,753)	(81,495)
Income from continuing operations before income taxes	25,461	18,834	135,880	78,195

Corporate Items and Other
Revenue	651	441	2,348	2,112
Operating expenses	3,471	4,341	8,971	37,130
Loss from operations	(2,820)	(3,900)	(6,623)	(35,018)
Other income (expense), net	(4,122)	225	(6,262)	(4,023)
Loss from continuing operations before income taxes	(6,942)	(3,675)	(12,885)	(39,041)

Corporate Eliminations
Revenue	328	(384)	(1,289)	(1,529)
Operating expenses	471	(145)	(625)	(764)
Loss from operations	(143)	(239)	(664)	(765)
Other income, net	143	239	664	765
Income (loss) from continuing operations before income taxes	—	—	—	—
Consolidated income from continuing operations before income taxes	$18,519	$15,159	$122,995	$39,154

4

Ocwen Financial Corporation

Fourth Quarter 2011 Results

February 23, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(UNAUDITED)

For the periods ended December 31,	Three months		Twelve months
	2011	2010	2011	2010
Revenue
Servicing and subservicing fees	$147,922	$102,859	$458,875	$321,699
Process management fees	8,082	9,572	34,233	33,704
Other revenues	621	842	2,822	4,978
Total revenue	156,625	113,273	495,930	360,381

Operating expenses
Compensation and benefits	40,737	17,892	99,844	87,644
Amortization of mortgage servicing rights	12,937	9,352	42,996	31,455
Servicing and origination	3,062	2,095	8,254	6,851
Technology and communications	11,843	7,062	33,617	25,644
Professional services	9,232	5,316	19,961	42,837
Occupancy and equipment	8,756	19,407	23,759	32,924
Other operating expenses	3,914	2,141	11,153	9,119
Total operating expenses	90,481	63,265	239,584	236,474

Income from operations	66,144	50,008	256,346	123,907

Other income (expense)
Interest income	2,232	2,352	8,876	10,859
Interest expense	(45,756)	(35,906)	(132,770)	(85,923)
Loss on trading securities	—	(4,010)	—	(7,968)
Loss on loans held for resale, net	(998)	(3,239)	(4,529)	(5,865)
Equity in (loss) earnings of unconsolidated entities	(56)	27	(746)	1,371
Other, net	(3,047)	5,927	(4,182)	2,773
Other expense, net	(47,625)	(34,849)	(133,351)	(84,753)

Income from continuing operations before taxes	18,519	15,159	122,995	39,154
Income tax expense	8,864	5,235	44,672	5,545
Income from continuing operations	9,655	9,924	78,323	33,609
Income from discontinued operations, net of taxes	—	—	—	4,383
Net income	9,655	9,924	78,323	37,992
Net loss (income) attributable to non-controlling interest	(4)	(3)	8	(8)
Net income attributable to Ocwen Financial Corporation (OCN)	$9,651	$9,921	$78,331	$37,984

Basic earnings per share
Income from continuing operations attributable to OCN	$0.08	$0.10	$0.75	$0.34
Income from discontinued operations attributable to OCN	—	—	—	0.04
Net income attributable to OCN	$0.08	$0.10	$0.75	$0.38

Diluted earnings per share
Income from continuing operations attributable to OCN	$0.08	$0.09	$0.71	$0.32
Income from discontinued operations attributable to OCN	—	—	—	0.04
Net income attributable to OCN	$0.08	$0.09	$0.71	$0.36

Weighted average common shares outstanding
Basic	115,185,458	100,610,141	104,507,055	100,273,121
Diluted	123,102,557	107,441,874	111,855,961	107,483,015

5

Ocwen Financial Corporation

Fourth Quarter 2011 Results

February 23, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

(UNAUDITED)

	December 31, 2011	December 31, 2010

Assets
Cash	$144,234	$127,796
Restricted cash – for securitization investors	675	727
Loans held for resale, at lower of cost or fair value	20,633	25,803
Advances	103,591	184,833
Match funded advances	3,629,911	1,924,052
Loans, net – restricted for securitization investors	58,560	67,340
Mortgage servicing rights, net	293,152	193,985
Receivables, net	83,202	69,518
Deferred tax assets, net	107,968	138,716
Goodwill	78,432	12,810
Premises and equipment, net	7,350	5,475
Investments in unconsolidated entities	23,507	12,072
Other assets	185,942	158,282
Total assets	$4,737,157	$2,921,409

Liabilities and Equity
Liabilities
Match funded liabilities	$2,558,951	$1,482,529
Secured borrowings – owed to securitization investors	53,323	62,705
Lines of credit and other secured borrowings	540,369	246,073
Debt securities	82,554	82,554
Other liabilities	158,649	142,731
Total liabilities	3,393,846	2,016,592

Equity
Ocwen Financial Corporation stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 129,899,288 and 100,726,947 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	1,299	1,007
Additional paid-in capital	826,121	467,500
Retained earnings	523,787	445,456
Accumulated other comprehensive loss, net of income taxes	(7,896)	(9,392)
Total Ocwen Financial Corporation stockholders’ equity	1,343,311	904,571
Non-controlling interest in subsidiaries	—	246
Total equity	1,343,311	904,817
Total liabilities and equity	$4,737,157	$2,921,409